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                                                                   Exhibit 10.19




This Agreement is made on the 31st day of March, 1999

BETWEEN

(1) Siemens plc of Siemens House, Oldbury, Bracknell, Berkshire, RG12 8FZ (the "Seller")

(2) CTI Data Solutions Limited of 854 Brighton Road, Purley, Surrey, CR8 2LZ (the "Buyer")

(3) CTI Group (Holdings) Inc. of 901 South Trooper Road, PO Box 80360, Valley Forge, Pennsylvania 19484, United States of America ("CTIG")

Whereas:

A. On the 2nd February 1998 the Seller and the Buyer entered into purchase and sale agreement (the "Sale Agreement"( under which the Seller agreed to sell to the Buyer a telecommunications call management software and services business (the "Business").

B. The purchase price for the Business as set out in the Sale Agreement was $2,000,000 (the "Principal Sum") the payment of which was secured under a promissory note (the "Note") delivered by the Buyer to the Seller on 2nd February 1998 (the "Closing Date"). Pursuant to a post-closing adjustment to the purchase price the Principal Sum was amended and increased to $2,278,000.

C. Under the terms of the Note of 2nd February 1998 the Principal sum was expressed to be payable on 2nd February 2001 (the "Maturity Date") and interest was expressed to be payable on the Principal sum and the rate of 10% per annum from the Closing Date to the Maturity Date and the Buyer had an obligation under the terms of the Note to pay interest quarterly in arrears.

D. Contemporaneously with the execution and delivery of the Note CTIG executed it and delivered to the Seller a security agreement (the "Security Agreement") and a pledge agreement (the "Pledge Agreement") and the Buyer executed and delivered to the Seller a debenture (the "Debenture") which documents provided a security interest in the assets of CTIG and the Buyer respectively as a security for the payment of the Principal Sum and the interest payable under the terms of the Note.

E. Under an agreement entered into between the parties on 29th September 1998 (the "Amendment Agreement") the following amendments were, inter alia, agreed:

     (i) the Principal Sum as set out in the Sale Agreement, the Note, the Security Agreement, the Pledge Agreement and the Debenture were amended in that all references to the Principal Sum as $2,278,000 formerly $2,000,000 were deleted and there was substituted the sum of $1,500,000.
     (ii) The interest due and payable on the Principal Sum (amounting to $56,950) was agreed to be paid no later than 30th September 1998.
     (iii) Save for the interest referred to in E(ii) above it was agreed that no further interest should be payable on the Principal Sum and the Seller expressly waived any further right to receive any interest.



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F.   The parties now wish to enter into a further agreement in relation to the outstanding liabilities referred to above and other matters:

Therefore it is agreed as follows:

1. The Seller hereby agrees to forever waive and release the Buyer from any obligation to pay the Principal Sum and all references to such obligation in the Note, the Security Agreement, the Pledge Agreement and the Debenture shall have no meaning or effect.

2. The Seller hereby agrees to forever waive its right to nominate a Director to serve on the Board of CTIG under Article 7.5 of the Sale Agreement and on the Board of the Buyer under Section 7 of the Debenture. The Seller shall procure that William Driscoll shall resign from the Board of Directors of CTIG with effect from 9th March 1999.

3. The provisions of this agreement will not affect the liability of the Buyer to the Seller arising as a consequence of the assignments to the Buyer of the two leases of office premises situated at Brighton Road, Purley.

4. The following is agreed in relation to the current debts and debts which will crystallise in the future:

     4.1 In relation to the current invoiced indebtedness of the Buyer to Siemens group companies (being Siemens Business Services Limited, Siemens Group Services Limited and Siemens Network Systems, a division of Siemens plc), amounting to a total aggregate value of (pound)140,326.61 (the "Invoiced Value") the Seller hereby forever waives on behalf of itself and the other Siemens group companies the right to receive(pound)129,281.00 of the Invoiced Value. It is agreed that the Buyer will make payment of the balance of the Invoiced Value amounting to (pound)11,045.56 by no later than the end of March 1999 and for such purpose the said balance shall be made payable to Siemens Network Systems (a division of Siemens plc). Such payment to Siemens Network Systems shall constitute full and final settlement of the balance of the Invoiced Value in respect to all Siemens group companies.
     4.2 In relation to accrued additional charges due to Siemens group companies (as referred to in paragraph 4.1 above) amounting to a total aggregate value estimated to be (pound)118,235.00 it is agreed that the Seller will submit the precise invoices relating to these accrued charges prior to the end of April 1999. It is further agreed that the Buyer will make payment of the total aggregate value of these invoices by way of a banker's standing order over twelve equal monthly payments commencing on 30th April 1999. The banker's standing order shall be made payable to Siemens Network Systems (a division of Siemens plc) and such payment shall constitute full and final settlement in respect of accrued additional charges owing to the Siemens group companies aforementioned.
     4.3 In relation to the monthly charges for ongoing services to be supplied by Siemens group companies from and including March 1999, comprising the following:

            Siemens Business Services - Mobile phones/pagers        (pound)2,000
            Siemens Group Services - Cars and fuel                 (pound)18,000
                                                                   -------------
                                Total                              (pound)20,000
                                                                   =============

            It is agreed that the Seller will make payment to Siemens Network Systems (a division of Siemens plc) for these charges by banker's standing order, monthly in arrears until



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            such time as the services cease to be provided by the respective
            Siemens group companies. Any variation to the actual amount invoiced and the amount paid under the standing order shall be adjusted at each quarter end.

            It is agreed that the Seller shall no longer have any obligation to provide car fleet services to the Buyer with effect from the date the Seller transfers the operation of its car fleet to an external car fleet service provider which is currently estimated to be with effect from 1st May 1999.

5. In consideration for the waiver of the debt set out clause 4 of this agreement, the Seller undertakes to continue to provide support to the customer base of Siemens Communications and acknowledges the key importance of Claire Pro installations in relation to such support.

6. Where any obligation is expressed to be discharged by the Buyer in this agreement TIG shall be jointly and severally liable for the discharge of such obligation.

7. Save as expressly set out herein all of the terms and conditions of the Sale Agreement and the Amendment Agreement shall not be amended and shall remain in full force and effect.

8. The parties shall execute any other further documents or agreements as may be necessary to give effect to the terms set out herein.

9. This agreement to the extent it relates to the Sale Agreement, the Note and the Debenture shall be subject to English law and to the extent it relates to the Security Agreement or the Pledge Agreement shall be subject to the Law of the Commonwealth of Pennsylvania.

AS WITNESS the hands of the duly authorised representatives of the parties the day and year first above written.

Signed for and on behalf of                     Signed for and on behalf of
Siemens plc by its duly authorised signatory    CTI Data Solutions Limited by
                                                its duly authorised signatory

Signature _________________________             Signature ______________________

Title _____________________________             Title __________________________


Signed for and on behalf of
CTI Group (Holdings) Inc. by its duly
authorised signatory

Signature _________________________

Title _____________________________


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